SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C.


                                      FORM 8-K


                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                              Securities Exchange Act of 1934

  Date of Report (date of earliest event reported):  February 18, 1997


                                   RENTECH, INC.
               (Exact name of registrant as specified in charter)


  Colorado                     0-19260                 84-0957421
  (State or other              Commission              I.R.S. Employer
  jurisdiction of              File No.                Identification No.
  incorporation or
  organization)

  1331 17th Street, Suite 720, Denver, Colorado        80202
  (Address of principal executive offices)             (Zip Code)

  Registrant's telephone number, including area code:  (303) 298-8008

  Item 5.  Other Events.

       Rentech, Inc. has signed an agreement with VenGua (Raleigh), Inc. for the purpose of assisting the Company with respect to two pending acquisitions, including raising funds to complete these acquisitions. VenGua is a member of the Venture Guarantee Group of Companies based in the United Kingdom. The Company management believes that VenGua possesses the capabilities to successfully assist Rentech, Inc.

       The pending acquisitions that Rentech seeks to complete are the previously reported agreements for purchasing the assets of Okon, Inc. and Rentech's required capital contribution for funding the start-up and acquisition of an interest in the limited liability company called ITN/ES LLC. If the acquisitions are completed, they are expected to significantly improve the Company's cash flow and profitability. There are no assurances that funds will be obtained or that the acquisitions will be completed.


                                    SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RENTECH, INC.


  Date:  February 19, 1997        By:     (signature)
                                         ---------------------------------
                                         Dennis L. Yakobson, President